UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 18, 2016, the Board of Directors of First Midwest Bancorp, Inc. (the "Company") approved an amendment to the Company's Amended and Restated By-Laws (the "By-Laws"), effective immediately, to include a new Article 9, which provides that Delaware will be the sole and exclusive forum for certain types of legal actions unless the Company consents in writing to the selection of an alternative forum.
The foregoing description of the amendment to the Company's By-Laws is qualified in its entirety by reference to the full text of the Company's By-Laws, as amended and restated, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
The Company held its 2016 Annual Meeting of Stockholders on May 18, 2016. At the annual meeting, the Company's stockholders considered three proposals, each of which is described more fully in the Company's proxy statement filed with the Securities and Exchange Commission on April 14, 2016. A total of 73,139,229 shares of the Company's common stock were represented in person or by proxy at the annual meeting, which represented approximately 90% of the Company's total outstanding shares of common stock entitled to vote at the annual meeting.
The vote results on the matters presented at the annual meeting are set forth below.
Item 1 - Election of Directors. All of the nominees for election to the Company's Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Br. James Gaffney, FSC	67,064,044	1,305,669	94,922	4,674,594
Michael L. Scudder	67,678,710	730,024	55,901	4,674,594
J. Stephen Vanderwoude	67,115,947	1,280,357	68,331	4,674,594
As previously announced, John L. Sterling decided to retire from the Company's Board of Directors upon the conclusion of his term at the annual meeting and, accordingly, did not stand for re-election. In connection with Mr. Sterling's retirement, the Company's Board of Directors reduced the size of the Board to twelve directors effective at the annual meeting.
Item 2 - Advisory Resolution Regarding the Compensation Paid to the Company's Named Executive Officers. An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2015 was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,649,933	4,328,987	485,715	4,674,594

Item 3 - Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions
72,226,193	820,087	92,949
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	3.1	Amended and Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date:	May 24, 2016	/s/ NICHOLAS J. CHULOS
By: Nicholas J. Chulos Executive Vice President, Corporate Secretary, and General Counsel